Exhibit 10.1

EXPEDIA, INC.

AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) is made by and between Mark D. Okerstrom (“Executive”) and Expedia, Inc., a Delaware corporation (the “Company” and together with the Executive hereinafter collectively referred to as the “Parties”).

WHEREAS, the Parties previously entered into the AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective as of October 11, 2011 (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement and extend its term, as set forth below.

NOW, THEREFORE, for good and valuable consideration, Executive and the Company agree that the Employment Agreement is amended as follows:

1. The Employment Agreement is hereby amended by replacing the first paragraph of the Employment Agreement in its entirety with the following:

“THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (“Agreement”) is entered into by and between Mark D. Okerstrom (“Executive”) and Expedia, Inc., a Delaware corporation (the “Company”), and is effective as of the date this Amendment is executed by Executive (the “Effective Date”).”

2. The Employment Agreement is hereby amended by replacing Section 2.A. of the Employment Agreement in its entirety with the following:

“2.A. TERM OF AGREEMENT. The term (“Term”) of this Agreement shall commence on the Effective Date, and shall continue through the third anniversary of the Effective Date, unless sooner terminated in accordance with the provisions of Section 1 of the Standard Terms and Conditions attached hereto.”

3. The Employment Agreement is hereby amended by increasing Executive’s base salary and replacing Section 3.A.(a) of the Employment Agreement in its entirety with the following:

“(a) BASE SALARY. During the Term, the Company shall pay Executive an annual base salary of $625,000.00 (the “Base Salary”), payable in equal biweekly installments or in accordance with the Company’s payroll practice as in effect from time to time. For all purposes under this Agreement, the term “Base Salary” shall refer to Base Salary as in effect from time to time.”

4. The Employment Agreement is hereby amended by replacing Section 3.A.(b) of the Employment Agreement in its entirety with the following:

“(b) DISCRETIONARY BONUS. During the Term, Executive shall be eligible to receive discretionary annual bonuses with an annual target bonus equal to 100% of Base Salary, with amounts, if any, for any partial year payable on a pro rata basis. Any such annual bonus shall be paid not later than March 15 of the calendar year immediately following the calendar year with respect to which such annual bonus relates (unless Executive has elected to defer receipt of such bonus pursuant to an arrangement that meets the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)).”

5. The Employment Agreement is hereby amended by replacing Section 1(h) of the Standard Terms and Conditions to the Employment Agreement in its entirety with the following:

“(h) SECTION 409A. This Agreement is intended to comply with or be exempt from Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered by the Company in a manner consistent with such intention and to avoid the pre-distribution inclusion in income of amounts deferred under this Agreement, if any, and the imposition of any additional tax or interest with respect thereto. Any ambiguities under this Agreement will be interpreted to comply with Section 409A or render the payments and benefits under this Agreement exempt from Section 409A.”

6. Full Force and Effect. To the extent not expressly amended hereby, the Employment Agreement shall remain in full force and effect.

7. Entire Agreement. This Amendment and the Employment Agreement, along with the documents incorporated by reference herein and therein, constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof. This Amendment may be amended at any time only by mutual written agreement of the Parties.

8. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Amendment.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the date set forth above.

COMPANY	EXPEDIA, INC.

/s/ Robert Dzielak

	By:	Robert Dzielak

	Title:	Executive Vice President and General Counsel

	Date:	March 7, 2014

EXECUTIVE	MARK D. OKERSTROM

/s/ Mark D. Okerstrom

	Date:	March 7, 2014